UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 22, 2007 (May 22, 2007)

WRIGHT EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code	(207) 773-8171

(Former name or former address if changes since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 22, 2007, Wright Express Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), by and among the Company, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Banc of America Securities LLC and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as joint lead arrangers and joint book managers, SunTrust Bank, Inc., as syndication agent, BMO Capital Markets, KeyBank National Association, and TD Banknorth, N.A., as co-documentation agents, and the other lenders party thereto (the “Lenders”). The Credit Agreement provides for a five-year $350 million unsecured revolving credit facility with a $100 million sublimit for letters of credit and a $10 million sublimit for swingline loans. Subject to certain conditions, the Company has the option to increase the facility by up to an additional $100 million.
Proceeds from the new credit facility were used to refinance the Company’s existing indebtedness under its credit facility with JPMorgan Chase Bank, N.A. (the “2005 Facility”) and may also be used for working capital purposes, acquisitions, payment of dividends and other restricted payments, refinancing of indebtedness, and other general corporate purposes.
Amounts outstanding under the Credit Agreement bear interest at a rate equal to, at the Company’s option, (a) the British Bankers Association LIBOR rate, as defined, plus a margin of 0.45% to 1.125% based on the ratio of consolidated funded indebtedness of the Company and its subsidiaries to consolidated EBITDA or (b) the higher of the Federal Funds Rate plus 0.50% or the prime rate announced by Bank of America, N.A., plus a margin of up to 0.125% based on the ratio of consolidated funded indebtedness of the Company and its subsidiaries to consolidated EBITDA. In addition, the Company has agreed to pay a quarterly commitment fee at a rate per annum ranging from 0.10% to 0.20% of the daily unused portion of the credit facility. Any outstanding loans under the Credit Agreement mature on May 22, 2012, unless extended pursuant to the terms of the Credit Agreement.
The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants. Affirmative covenants include, among others, with respect to the Company and its subsidiaries in certain instances, financial and other reporting, payment of obligations, preservation of existence, and maintenance of properties and insurance. Negative covenants include, among others, with respect to the Company, and its subsidiaries in certain instances, limitations on liens and investments, limitations on incurrence or guarantees of indebtedness, limitations on mergers, consolidations, asset sales and acquisitions, limitations on dividends and other restricted payments, limitations on affiliate transactions, and limitations on sale and leaseback transactions. The Credit Agreement also requires that the Company comply with certain financial and other covenants, including requirements that the Company maintain at the end of each fiscal quarter the following financial ratios:
•	a consolidated EBIT to consolidated interest charges ratio of no less than 3.00 to 1.00, measured quarterly; and

•	a consolidated funded indebtedness to consolidated EBITDA ratio of no more than 3.00 to 1.00, measured quarterly.
The Credit Agreement contains customary events of default, including, among others, non-payment of principal, interest or other amounts when due, violation of covenants, inaccuracy of representations and warranties in any material respect, cross-defaults with other indebtedness, certain undischarged judgments, the occurrence of certain ERISA or bankruptcy or insolvency events, the occurrence of a Change in Control (as defined in the Credit Agreement), and the occurrence of certain regulatory or other enforcement actions against the Company’s subsidiary Wright Express Financial Services Corporation, a Utah industrial bank. Upon the occurrence and during the continuance of an event of default under the Credit Agreement, the Lenders may declare the loans and all other obligations under the Credit Agreement immediately due and payable.
The obligations of the Company under the Credit Agreement are guaranteed by Wright Express Fueling Solutions, Inc., a wholly-owned subsidiary of the Company (“WEFS”). In accordance with the terms of the Credit Agreement, the Company and WEFS executed a Guaranty, dated as of May 22, 2007 (the “Guaranty”), in favor of Bank of America, N.A. and the Lenders.

The foregoing descriptions of the Credit Agreement and the Guaranty do not purport to be complete statements of the parties’ rights under such agreements and are qualified in their entirety by reference to the full text of the Credit Agreement and the Guaranty, which are filed as Exhibits 10.1 and 10.2 hereto, respectively.
Item 1.02. Termination of Material Definitive Agreement.
As described above, proceeds from the new credit facility have been used to refinance the Company’s existing indebtedness under its credit facility with JPMorgan Chase Bank, N.A., among others. All balances owed under the 2005 Facility have been paid and the Company’s obligations have been satisfied, with the exception of customary post-termination obligations. See Item 1.01 above, the contents of which are incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 above, the contents of which are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
10.1* Credit Agreement, dated as of May 22, 2007, by and among the Company, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Banc of America Securities LLC and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as joint lead arrangers and joint book managers, SunTrust Bank, Inc., as syndication agent, BMO Capital Markets, KeyBank National Association, and TD Banknorth, N.A., as co-documentation agents, and the other lenders party thereto
10.2* Guaranty, dated as of May 22, 2007, by and among the Company, the subsidiary guarantors party thereto, and Bank of America, N.A., as administrative agent for the lenders party to the Credit Agreement
* Indicates that exhibit is filed with this report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT EXPRESS CORPORATION
Date: May 29, 2007	By:	/s/ Melissa D. Smith
Melissa D. Smith
Senior Vice President, Finance and Chief Financial Officer (principal financial officer)

WRIGHT EXPRESS CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated May 22, 2007
EXHIBIT INDEX
10.1* Credit Agreement, dated as of May 22, 2007, by and among the Company, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Banc of America Securities LLC and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as joint lead arrangers and joint book managers, SunTrust Bank, Inc., as syndication agent, BMO Capital Markets, KeyBank National Association, and TD Banknorth, N.A., as co-documentation agents, and the other lenders party thereto
10.2* Guaranty, dated as of May 22, 2007, by and among the Company, the subsidiary guarantors party thereto, and Bank of America, N.A., as administrative agent for the lenders party to the Credit Agreement
* Indicates that exhibit is filed with this report.